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
        THE     [_] MONY Life Insurance Company of America   [_] MONY Life Insurance Company    New Business
[LOGO]  MONY    1740 Broadway                                1740 Broadway                      Life Application
        GROUP   New York, NY 10019                           New York, NY 10019                 Form No. LIFEAPP-GV
                                                                                                Rev (4/2003)
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
         Information about the person to be insured                    Brokerage Name/Agency Code: __________________________
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1  Full Name     First ______________________ M.I.________ Last_______________________________________   Gender: [_] Male [_] Female

   Home Address: No. and Street______________________________________________________________Bldg/Apt/Suite_________________________

   City_________________________________________________State__________________Zip________________ County __________________________

   Home Phone No. _______________ When is the best time to reach this person? __________ Best phone no. to be contacted ____________

   Date of Birth_______________ Birthplace (state/country)______________ Marital Status:  [_]Single  [_]Married  [_]Widowed
                (mm/dd/yyyy)
   [_]Divorced [_]Separated

   Social Security No.____________________________________ Driver's License No._____________________________ State _________________

   Employer's Name _________________________________________ Employer's Address_____________________________________________________

   Occupation and Duties (If Military-include branch of service)____________________________________________________________________

   Annual Earned Income (Income from occupation) $________________________________  Net Worth $_____________________________________

2  Are you now performing all the duties of your regular occupation on a full-time basis at the usual place of business?
   [_]Yes [_]No
   If "No", explain in Remarks. Include date of last full-time work.)

3  Do you currently use any form of tobacco or nicotine product? [_] Yes [_] No  Type_____ Avrg. Quantity # packs_____ Frequency____

4  Have you ever used any form of tobacco or nicotine product?   [_] Yes [_] No  Type__________________ Date Ceased ________________
   List details of all answers in the Remarks section.

   Coverage Information
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5  Plan of Insurance ______________________ (If IQP, Plan # _______________________) Amount of Insurance $__________________________

6  Death Benefit Option (for adjustable life only)         [_] Option 1        [_] Option 2

7  Definition of Life Insurance Test (please check one for adjustable life only): [_] Guideline Premium/Cash Value Corridor Test
      [_] Cash Value Accumulation Test
   "For variable life: If the Guaranteed Death Benefit to Age 100 Rider is elected, you must check the Cash Value Accumulation
                                                              Test."

8  Additional Benefits or Riders: (For CTR/STR -complete supplement) [_] STR $__________________ [_] CTR $__________________________

   [_] ADD $______________________    [_] WSP $________________         [_] WMD   [_] WP   [_]Other______________ $_________________

9  Billing: [_] Annual [_] Semi-Annual [_] Quarterly [_] Monthly (check one): [_] EFT [_] CR [_] GA  Plan No.____
   Scheduled Premium $____

10 Amount paid with this Application: [_] $_____________________, OR  [_] None  Additional Scheduled Premium (if applicable): $_____

11 Date Policy to save Insured Age?     [_]Yes  [_]No

12 Total life insurance in force.    $___________________________________________________________________

13 Will the coverage applied for replace or change any life insurance or annuities? [_] Yes  [_]No   Is this a 1035 Exchange?
   [_]Yes   [_]  No

   If "Yes", complete: (If additional room is needed, please use Remarks Section)

     Amount $____________ Company __________________ Issue Year___________ Policy Number___________ [_] Life [_] Group [_] Annuity

     Amount $____________ Company __________________ Issue Year___________ Policy Number___________ [_] Life [_] Group [_] Annuity

14 Is this a Term Conversion/Purchase Option?  [_]Yes  [_] No    If "Yes", complete Term Conversion/Purchase Option Supplement.

15 Complete if Insured is now under age 15:    a) State total amount of insurance in force on the life of applicant or child's
                                                  parent, if greater   $______________________

                                               b) Are any other children in the family insured for a lesser amount?  [_]Yes  [_]No

   If "Yes" give details:___________________________________________________________________________________________________________

   Beneficiary/Owner/Payor
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16 Beneficiary (Total designations must be 100%.  Use Remarks section for additional Beneficiary information.)

   Beneficiary Full Name                                       Relationship to Insured        Date of Birth     Percentage

   Primary: First_____________ Last__________________________  ____________________________   _______________   ____________________

   Contingent: First__________ Last__________________________  ____________________________   _______________   ____________________

   Owner (The Owner of this policy is the Insured unless otherwise specified below).

   (If a Trust provide Name of Trust and Trustee, Date of Trust Agreement and TIN in Remarks Section.)

   Owner's Name: First________________________________ Last ____________________________________ Taxpayer ID________________________

   Address: Street____________________________________________ City _________________________ State __________  Zip Code ___________

   Payor (The Payor of this policy is the Insured unless otherwise specified below)

   Payor's Name: First_________________________________________ Last ______________________________ Taxpayer ID_____________________

   Address: Street_________________________________________________City ________________________State ___________ Zip Code _________

   02-464

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    General Information

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    Questions 17 thru 24 must be answered for all covered individuals (except for Purchase Option Elections and Term Conversions with no excess).

17  Are you a citizen of the United States?                                                                           [_] Yes [_] No
    (If "No", in "Remarks" state country of citizenship, type of visa and its expiration date, and date of entry into the US).

18  In the last 3 years, have you traveled or resided outside the US or Canada or do you intend to travel
    or reside outside the US or Canada in the next 2 years?                                                           [_] Yes [_] No
    (If "Yes", in "Remarks" state where, when, purpose and duration of all such stays. If stays are extensive or in areas of special risk, complete Foreign Residence and Travel Supplement).

19  In the last 10 years, have you been convicted of, or plead "no contest" to a felony?                              [_] Yes [_] No
    (If "Yes", in "Remarks", state full details of offense and penalty, with dates).

20  Have you
       a. In the last 3 years been convicted of more than one moving violation?                                       [_] Yes [_] No
          (If "Yes", in "Remarks" state details of all moving violations, with dates).
       b. In the last 5 years been convicted of, or plead "no contest" to, reckless driving or driving under
          the influence of alcohol or drugs, or had your driver's license suspended or revoked?                       [_] Yes [_] No
          (If "Yes", in "Remarks" state all details, with dates).
       c. In the last 3 years flown as a pilot, student pilot or crewmember (Including gliding, hang gliding
          and ballooning) or do you intend to in the next 12 months?                                                  [_] Yes [_] No
          (If "Yes", complete Aviation Supplement).
       d. In the last 3 years participated in skydiving; mountain, ice or rock climbing; underwater diving below 75 feet; motorized vehicle or boat racing; extreme sports or similar hazardous activities or
          do you intend to in the next 12 months?                                                                     [_] Yes [_] No
          (If "Yes", complete Avocation/Hazardous Sports Supplement).

    Medical Information
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21  Height _____ft.  _____in.  Weight ______lbs.  Any weight gain or loss in the last 6 months?  [_] Yes  [_] No  [_] Gain_____lbs
    [_] Loss_____ lbs

22  Personal Physician Name ________________________________________________________________________________________________________

    Address ________________________________________________________________________________________________________________________

    Date and Reason for Last Visit _________________________________________________________________________________________________

23  Have you:
    a) Ever been diagnosed or treated for heart trouble, chest pain, stroke,  high blood pressure, diabetes,
       cancer or tumor?                                                                                               [_] Yes [_] No

    b) Ever used cocaine, heroin, LSD, marijuana, or any other narcotic drug or controlled substance, except
       as prescribed by a physician?                                                                                  [_] Yes [_] No

    c) During the past 5 years been treated or counseled for mental or emotional trouble, neurological disorder,
       or the use of alcohol or drugs by a physician, counselor, psychologist, hospital, or clinic?                   [_] Yes [_] No

    d) During the past 5 years have you had or been treated for any illness, surgery, or injury requiring
       treatment by a physician, hospital or other medical facility?                                                  [_] Yes [_] No

    e) During the past 10 years been diagnosed with, or treated for AIDS (Acquired Immune Deficiency Syndrome)
       or HIV (Human Immunodeficiency Virus) infection by a member of the medical profession?                         [_] Yes [_] No

       (If "Yes" to any part of this question, include details in Question 24)

24  Details of all "Yes" answers for Question 23
    Question #    Illness, Treatment, and Number     Onset    Recovery  If disabled,   Doctor, Clinic, or Hospital    Pre-payment
    (a,b,c,d,e)   of Attacks (include specific       Date     Date      how long?      Complete Address, and              Fee
                  diagnosis and medication)                                            Phone Number

    ___________   _______________________________    ______   _____     ____________   _____________________________  ______________

    ___________   _______________________________    ______   _____     ____________   _____________________________  ______________

    ___________   _______________________________    ______   _____     ____________   _____________________________  ______________

    ___________   _______________________________    ______   _____     ____________   _____________________________  ______________

    ___________   _______________________________    ______   _____     ____________   _____________________________  ______________


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

    Remarks Provide details for any of the questions, and any other additional remarks.

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I represent the statements and answers in this Application and any Supplement to be true and complete. I offer them to MONY Life Insurance Company of America
(the "Company") to induce it to issue the policy or policies and to accept the payment of premiums thereunder. I understand and agree that no agent, field underwriter, or other representative of the Company has any authority to modify or to waive an answer to any question in this Application or any Supplement.
I agree that: (1) Payment of the first premium, if after the Application Date below, will mean that I represent that such statements and answers would be the same if made at the time of such payment; (2) no one but an Executive Officer of the Company may change any contract or waive any of its provisions; (3) when coverage takes effect: If a policy is issued exactly as applied for and required cost has been received, the policy will take effect on the date we authorize its delivery or on any later requested Policy Date. If a policy is issued either (a) other than as applied for, or (b) exactly as applied for but any required cost remains unpaid, the policy will take effect on the date it is delivered, provided its delivery and payment of any required cost are made while each person to be insured is living. "Required cost" is the amount necessary to put the policy in force; (4) acceptance of any policy issued will ratify any correction in or amendment to the Application noted by the Company. A copy of the Application attached to the policy will be sufficient notice of the change made. If the laws where the Application is made so require, any change of amount, class of risk, age at issue, plan of insurance, or benefits must be ratified in writing.

For Underwriting and Claim purposes, I permit:
.. Any physician or other medical practitioner, hospital, (including VA), pharmacy benefit manager, clinic, other medically related facility, consumer reporting agency, or the Medical Information Bureau (MIB) to give medical record information regarding me or my children who have been proposed for insurance to the Company or MONY Life Insurance Company (MONY) or to give such information to any of their reinsurers, employees, or contractors who perform any business service on any insurance I may have applied for or have with the Company. The data includes findings on medical care, psychiatric or psychological care or examinations, or surgery. Also, any insurer or reinsurer may give the Company medical data described above and data about current or pending insurance that I or my children who have been proposed for insurance may have.
.. The Company to acquire consumer reports and motor vehicle reports about me.
.. Any employer, business associate, financial institution, insurer, government unit (including Social Security Administration), or MIB, Inc., to give the
Company any data that they may have about my occupation, avocations, driving record, finances, earnings, disability claims insurance coverage, general reputation and aviation activities (i.e., "personal information"), or to give any such data to any of the Company's or MONY's reinsurers, employees and contractors who perform any business service on any insurance I may have applied for or have with the Company.

I understand that::
.. A photocopy or facsimile transmission copy of this form will be as valid as the original. My consent to get medical record information and personal information about me will end 26 months (for RI and OK applications, my consent will end 24 months) from the date shown below. I may at any time, however, revoke my permission to get any data protected by 42 CFR Part 2 or any other federal or state law or regulation which provides for such revocation. Any action taken before revocation, however, will be valid.
.. I (or my authorize representative) am entitled to receive a copy of this application, which includes the authorization form for release of personal or privileged information.
.. I have been given a copy of "MONY's Information Practices and The
Underwriting Process," including notices regarding consumer reports and MIB, Inc. I know that I have a right to get a copy of this form.
.. My records are protected under federal and state law and cannot be disclosed without my written consent unless otherwise provided by law. I further understand that the specific types of information to be disclosed may, if applicable, include: diagnosis, prognosis, and treatment for physical illness, emotional illness, substance abuse (including alcohol abuse), HIV infection
(including HIV test results) and/or any other communicable disease (including sexually transmitted diseases).
.. All or part of the data, which the Company gets, may be sent to MIB and to MIB member companies to whom I apply for insurance. It may also be disclosed to and used by any Company reinsurer, employee, or contractor who performs any business service on any insurance I may have applied for or have with the Company.

I AGREE THAT IF AT LEAST ONE MONTH'S PREMIUM IS PAID WITH THIS APPLICATION, THAT
AMOUNT IS RECEIVED SUBJECT TO THE TERMS OF THE CONDITIONAL TEMPORARY LIFE
INSURANCE AGREEMENT, AND THAT ANY COVERAGE WILL BE PROVIDED ONLY AS STATED
THEREIN, AND ONLY IF ALL CONDITIONS OF COVERAGE ARE MET, AND THAT ANY SUCH
COVERAGE WILL BE TEMPORARY AND LIMITED IN AMOUNT.

UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (I) THE NUMBER SHOWN ON THIS FORM
IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND (II) I AM NOT SUBJECT TO
BACKUP WITHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING OR (B) I HAVE
NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO
BACKUP WITHHOLDING OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO
BACKUP WITHHOLDING, AND (III) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT
ALIEN).
CERTIFICATION INSTRUCTIONS: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY
PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID
BACKUP WITHHOLDING

FOR THE APPLICANT'S PROTECTION, THE LAWS OF CERTAIN STATES REQUIRE THIS NOTICE:
ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A
FRAUD AGAINST AN INSURER, FILES AN APPLICATION OR CLAIM CONTAINING A FALSE OR
DECEPTIVE STATEMENT AS TO ANY MATERIAL FACT MAY BE GUILTY OF INSURANCE FRAUD,
WHICH MAY RESULT IN LOSS OF COVERAGE UNDER THIS POLICY AND MAY SUBJECT THE
APPLICANT/CLAIMANT TO CRIMINAL PROSECUTION.

[X] Signed at City and State_________________________________________Date Signed
____________________________(mm/dd/yyyy)
[X]Signature of Insured__________________________________[X] Signature of Spouse
(if to be Insured)______________________________________________________________
[X] Signature of Applicant______________________________________________________
(If other than Insured), who agrees to be bound by the representations and agreements in this and any other part of this application. In the case of a Purchase Option election or a Term Conversion election, Applicant (if other than Insured) means the Owner (if other than Insured) of that right.
[X] Signature of Parent/Guardian (If Insured is under the age
18)_____________________________________________________________________________

Licensed Financial Professional: Does this Application and/or Supplement involve replacement of existing Life Insurance or Annuities? [_] Yes [_] No
                          (If Yes, submit replacement forms)
I hereby certify that to the best of my knowledge and belief, all questions contained in this application were asked of this proposed Insured, Owner and Applicant and the answers duly recorded; and that the answers to all questions are true and complete.

[X] Signature of Licensed Financial Professional/Insurance Broker_______________
___________________________________________________Date Signed _________________
(mm/dd/yyyy)
02-464

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
applications as follows:  The MONY Group                            Broker Force:       The MONY Group
         Overnight Mail:  One MONY Plaza/Attn: Life New Issue                           175 Powder Forest Drive
                          Syracuse, NY 13202                                            P.O. Box 2001
         Regular Mail     P.O. Box 4830/Atttn: Life New Issue                           Simsbury, CT 06070-7681
                          Syracuse, NY 13221

[_] MONY Life Insurance Company of America   [_] MONY Life Insurance Company

Policy Number_______________________

Conditional Temporary Life Insurance Agreement , providing coverage to each person proposed for insurance as described below.

"We", "us", and "our" refer to the Insurance Company.

Receipt (must check one box below) In connection with an application for life insurance made to us on________________(mm/dd/yyyy) (insert application date),

[_] On the date below, we received from the Applicant a check for $_________, or
[_] In lieu of a check, we received an official military verification of a
    Government Allotment authorization in the amount of $__________________, or
[_] In lieu of a check, we received a remitter plan agreement guaranteeing payment of the first full premium reckoned from the plan's next common due date. No other methods of payment (term conversion credits, policy loan request, etc) can be used to provide conditional temporary life insurance.

Please ensure the Check and TIA form are dated the SAME day.
Acceptable funds are personal check or funds coming from another MONY Policy.

Insurability Questions

Nothing in this section applies, and questions should not be answered, for Purchase Option Elections and Term Conversions where no excess amount is applied for.

1.  Is any person proposed for insurance less than 15 days of
    age or over age 70 years?                                   [_] Yes [_] No
2.  Within the past 2 years has any person proposed for
    insurance been attended by a care provider or been seen
    at a medical facility for substance abuse, heart trouble,
    stroke, or cancer ?                                         [_] Yes [_] No
3.  Within the past 2 years has any person proposed for life
    insurance been treated for AIDS or HIV infection?           [_] Yes [_] No
4.  Within the past 21 days, has any person proposed for life insurance experienced symptoms or abnormal findings for
    which attention by a care provider, diagnostic testing or
    surgery will be sought?                                     [_] Yes [_] No
5.  Does any person proposed for life insurance plan to travel
    outside the US in the next 90 days?                         [_] Yes [_] No

Terms, Conditions and Limitations

The temporary insurance under this Agreement is subject to the terms, conditions and limitations of the policy applied for, including any additional benefit riders and beneficiary designations, and to the terms of this Agreement.

Conditions Precluding Conditional Temporary Coverage and Precluding Provision Regarding "Change in Insurability"

NO INSURANCE will take effect under this Agreement if any of the following applies:
    a) If any of the Insurability Questions (1-5) is answered YES or LEFT BLANK, no Financial Professional, Insurance Broker, or other person is authorized to accept payment and NO INSURANCE will take effect under this Agreement.
    b) Any material misstatement or material incorrect answer is made in any part of the Application or in this Agreement.
    c) Less than one month's premium (or no allotment verification or guaranteed remitter plan agreement) is submitted with this Agreement.
    d) The check paid with this Agreement is dishonored when presented for payment.
    e) The Government Allotment authorization or the Common Remitter plan agreement is either (a) cancelled, or (b) the first full premium is not received by the 90th day after the Application date.
    f) There is no coverage under this Agreement of any death resulting from suicide. Our liability is limited to return of premium paid.

Amount of Coverage -- Maximum $500,000

The aggregate amount of temporary life insurance for any person covered under this Agreement and any other such conditional temporary life insurance Agreement(s) will be the lesser of: (a) the amount applied for on that person in the Coverage Section of the Application, including any amount payable under the terms of any additional benefit riders; and (b) $500,000.
If any insurance becomes payable under this Agreement, we will deduct from those proceeds any amount needed to pay the cost of that insurance. Any part of the payment made with the Application which is in excess of the amount needed to pay the cost of any insurance becoming payable under this Agreement will be refunded.

Date Coverage Starts

Any temporary insurance under this Agreement will start on the latest of:

    a) the date of completion of all parts (except Part 2) of the application pertaining to that person, or
    b)   the Option Date, for any Purchase Option Election, or
    c)   the Conversion Date, for any Term Conversion Election

Change in Insurability

Any change in insurability after the later of the dates below will not be considered by us in determining any person's insurability for a policy or rider applied for:
    a)   the date of this Agreement.
    b) if any physical exams and tests are initially required by our published rules, the date of completion of the LAST of those physical exams or tests pertaining to that person.

Date Coverage Ends -- 90-Day Maximum

The temporary insurance under this Agreement will end automatically on the earliest of:
    a) the date the policy takes effect. The policy will replace the temporary insurance, or
    b) the date any policy issued under the Application is refused by the Applicant, or
    c) the 45th day after the date of the Application, if the last of any physical exams and tests initially required by our published rules is not completed, or
    d) five days after the date we decline the Application, or the date the Insured or Applicant learns of the declination, if earlier, or
    e)   in any case, the 90th day after the Application Date.

The payment acknowledged in the Receipt section of this Agreement will be refunded (without interest) if any temporary insurance under this Agreement ends (other than because of death) without a policy replacing it.

In signing below, I agree that if the Application was completed prior to the date below, I have reviewed a copy of all parts of the Application and, as of the date below, I affirm that the statements and answers made in all parts of that Application are still the same.

Agreement signed at (City, State)____________________Date ______________

Signature of Proposed Insured___________________________________________

Signature of Applicant (if other than Proposed Insured)_________________

Signature of Financial Professional/Insurance Broker____________________

             Authorization for Release of Health-Related Information
                         To MONY Life Insurance Company
            This Authorization complies with the HIPAA Privacy Rule



_____________________________________________________        ___________________
Name of proposed insured (please print)                      Date of birth

I authorize any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility or other health care provider that has provided payment, treatment or services to me or on my behalf within the past 10 years ("My Providers") to disclose my entire medical record and any other protected health information concerning me to the MONY Life Insurance Company (MONY) and its agents, employees and representatives. This includes information on the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection and sexuality transmitted diseases. This also includes information on the diagnosis and treatment of mental illness and the use of alcohol, drugs and tobacco but excludes psychotherapy notes.

By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this authorization and I instruct any physician, health care professional, hospital, clinic, medical facility or other health care provider to release and disclose my entire medical record without restriction.

This protected health information is to be disclosed under this Authorization so that MONY may: 1) underwrite my application for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provisions of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with MONY or its affiliates.

This authorization shall remain in force for 30 months following the date of my signature below, and a copy of this authorization is as valid as the original. I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to MONY at P.O. Box 4830, MD 34-21, Syracuse, NY 13221, Attention: Privacy Official. I understand that a revocation is not effective to the extent that any of My Providers has relied on this Authorization or to the extent that MONY has a legal right to contest a claim under an insurance policy or to contest the policy itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information.

I understand that My Providers may not refuse to provide treatment for health care services if I refuse to sign this authorization. I further understand that if I refuse to sign this authorization to release my complete medical record, MONY may not be able to process my application or if coverage has been issued may not be able to make any benefit payments. I acknowledge that I have received a copy of this authorization.

________________________________________________________________________________
Signature of Proposed Insured/Patient or Personal Representative       Date


________________________________________________________________________________
Description of Personal Representative's Authority or Relationship to Patient

   FINANCIAL PROFESSIONAL/BROKER CERTIFICATION
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   Policy Number __________________________________________       Insured's Name:___________________________________________________

1  Details of amount of insurance in force and life insurance (except this application) or life reinstatement applied for:

                                                                    Specify if                          Insurance Type
         Company           Policy Number     Issue     Replace?     In force or         Face Amount     (Personal, Business, Group,
                           Contract Number   Year                   applied for                         Creditor or Other)
     ___________________   _______________  _______ [_] Yes [_] No  ______________$____________________ _______________________
     ___________________   _______________  _______ [_] Yes [_] No  ______________$____________________ _______________________
     ___________________   _______________  _______ [_] Yes [_] No  ______________$____________________ _______________________
     ___________________   _______________  _______ [_] Yes [_] No  ______________$____________________ _______________________

2  Purpose of Coverage applied for (check all that apply)
     a.  Personal
         [_] Income Replacement   [_] Estate conservation   [_] Debt Repayment (provide details in 2b Loan Indemnification below)
         [_] Other __________________
     b.  Business (Note: If face amount exceeds $2,000,000, attach current balance sheet and earnings statement for the firm)
         [_] Keyperson     [_] Deferred Compensation     [_] New Venture      [_] Executive Bonus     [_] Split Dollar
         [_] Buy-Sell/Stock Redemption (Attach copy of Buy-Sell/Stock Redemption agreement if drafted)
              Names, ages, percent ownership and details of business coverage issued and applied for on other members of the firm:

              _______________________________________________________________________________________________________________

              _______________________________________________________________________________________________________________

              How was amount determined?_____________________________________________________________________________________
         [_] Loan Indemnification
              Name of lender_____________________________  Purpose of loan? _______________________________________
              Initial loan amount $__________  Date loan made __________(mm/dd/yyyy) What are terms of repayment? _____________
         [_] Other ____________________________________________________________________________________________________

3  Was a copy of the Life Insurance Buyer's Guide given to the Applicant?                    [_] Yes  [_] No

4  Rate class/Nicotine class quoted (Refer to Underwriting Guide for Rate/Nicotine criteria):____________________________

5  Attestations
     a.  How many years have you known the Insured? __________________________ years
         How well?          [_] Just met    [_] Known casually    [_] Known well   [_] Family member
     b.  In the physical presence of all persons proposed for insurance, have you asked each question on the application exactly
         as written and have you recorded the answers completely and accurately? (If "No", explain in Remarks)   [_]Yes  [_] No
     c.  Do the Insured and Applicant speak and understand English? (If "No", please explain in Remarks how questions were
         asked and answered. In what language should PHI be conducted? _________________)                        [_] Yes [_] No
     d.  Do you know of any reason why the proposed Insured might not qualify for the rate class quoted?         [_] Yes [_] No
         (consider health, occupation, finances, character, habits, reputation, aviation, avocation. If "Yes", explain in Remarks)

6  Financial Professional/Broker Information
                                                                  Contact by: [_] Phone [_] Fax [_] Email
         Name                             Agent Number    Share   Contact number or email address
         ----                             ------------    -----   -------------------------------

     ____________________________         ____________    _____%    ___________________________
     ____________________________         ____________    _____%    ___________________________
     ____________________________         ____________    _____%    ___________________________
     ____________________________         ____________    _____%    ___________________________
     ____________________________         ____________    _____%    ___________________________

7  Family members, business partners or other related applications to be underwritten concurrently (provide policy numbers if available)
     Name(s)                              Policy Number(s) Name(s)                             Policy Number(s)
     ___________________________________  _______________ ___________________________________ __________________
     ___________________________________  _______________ ___________________________________ __________________

8  County code: states of AL, GA, KY, LA, and SC ___________

   REMARKS
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   I certify that I have truly and accurately recorded all information supplied by the Insured(s) and the Applicant on the application. I certify that I have truly and accurately answered all questions on this Financial Professional/Broker
   Certification.

   Signed on Date __________(mm/dd/yyyy) ___________________________________________________  ___________________________ __________
                                         Signature of Financial Professional/Insurance Broker   Agency of Record/BGA Code  BGA Name

[LOGO]        MONY Life Insurance Company    Privacy Protection in Underwriting:
              1740 Broadway                  MONY's Information Practices and
              New York, NY 10019             The Underwriting Process
                                             Form No. 10765 (1/2003)

Thank you for applying to MONY for insurance. This form provides important information about the underwriting of your application and MONY's practices respecting your personal and medical record information as required by those states that have adopted the NAIC Model Insurance Information and Privacy Protection Act and other states that may have similar requirements.

About Underwriting
Underwriting is the process by which an insurer decides on what basis a proposed insured is insurable according to the company's established underwriting standards. It involves the collection and evaluation of "personal information" (information regarding an individual's age, driving record, recreational activities, hobbies, finances, occupation, credit, health or any other personal characteristics) as well as "medical record information" (information regarding physical or mental condition, medical history and treatment). This information may also be described as "nonpublic personal financial and health information" under MONY's Privacy Policy for Customers.

Sources Of Information
The principal source of information for underwriting is your completed application. Therefore, we urge you to review your application carefully to ensure the answers are complete and accurate. If you find any inaccuracy when your policy or certificate is delivered to you, you should contact the company immediately at the address above.

We may ask you to take a medical examination and in some instances, we may obtain a report from a consumer reporting agency. You may also be asked to consent to the withdrawal of blood and the submission of a urine sample, both of which are explained on a notice and consent form that will be submitted to you. With your authorization, we may request information from doctors, hospitals and other medical care providers. In addition, we may seek information from the MIB, Inc. (Medical Information Bureau), an information exchange described later in this notice. We may also request information from other insurance companies to which you have applied for insurance.

Protecting your Privacy
We seek only information that is relevant to the insurance transaction, and respect its confidential nature. It is our practice to share with MONY Financial Professionals only such non-sensitive underwriting and claims information as may be necessary for their assistance with the insurance sale or in connection with a related transaction, such as a claim evaluation or marketing other coverage offered by MONY or its subsidiaries. Also, we may give an insurance support organization or persons performing a business, professional, or other insurance function for us information necessary for the performance of their requested function. When required by law or by regulatory or legal action, we may release information to regulatory authorities, law enforcement agencies and other third parties. On occasion, we may release information necessary for the conduct of actuarial or underwriting studies, audits and similar activities critical to the conduct of business. A brief coded report of our underwriting information (but not our underwriting decision) may be sent to MIB (see below). In most cases, information will be sent to third parties only when you have authorized the release of such information.

If we require the performance of an HIV antibody (AIDS related) test for your application, our practices respecting the disclosure and confidentiality of these sensitive test results will be explained in a notice and consent form that will be submitted to you.

You Have Access
We offer you access to relevant personal information we have obtained about you. To exercise this right of access, you must submit a written request to us. If our file consists of medical information, you will be asked to name a physician or health care provider who can explain its nature and substance to you. If we obtained a consumer report (described below) about you during underwriting, we will provide you with the name and address of the consumer reporting agency that prepared it in response to your request. The consumer reporting agency will then be responsible for providing you with a copy.

You also have the right to ask us in writing to correct or delete any recorded personal information you believe to be incorrect. In response, we will correct, amend or delete the disputed item, or we will advise you why we cannot agree to do so. You may prepare a concise statement explaining your position, and it will be filed with your application and included with any subsequent disclosure of the disputed information.

MIB, Inc. (Medical Information Bureau)
The Medical Information Bureau is a nonprofit membership organization of life and health insurance companies that operates an information exchange on behalf of its members. As an MIB member company, we may have to make a brief report to MIB about your application. If you apply for or have life or health insurance with another MIB member company, or submit a claim for benefits to such a company, MIB will supply such company with the information it may have in its file upon request. Upon receipt of a request from you, MIB will arrange disclosure of any information it may have about you. You will be asked to designate an attending physician to receive any medical information MIB may have. If you question the accuracy of information in the MIB file, you may contact MIB and seek a correction in accordance with the procedures set forth in the Fair Credit Reporting Act. The address of the MIB information office is 160 University Avenue, Westwood, MA 02090, tel. no. 781-329-4500, fax no. 781-329-3379, www.mib.com.

Notice About Possible Consumer Reports
We are required to notify you we may obtain (with your authorization) one or more "consumer reports" to aid us in evaluating your application. A "consumer credit report" is obtained from consumer reporting agencies and addresses your credit worthiness, credit history, credit standing and credit capacity. An "investigative consumer report" provides information on your character, general reputation, personal characteristics, or mode of living and is obtained through personal interviews with third parties such as family members, business associates, financial sources, personal references, or others with whom you are acquainted. It will likely address, as appropriate, your age, insurance history, residence, marital status, financial condition, driving record, aviation activities, hazardous sports and recreational activities, health history, use of alcohol and drugs, living conditions, and information relating to your personal and business reputation. If we order such a report, it will be prepared by a reputable commercial organization. You may request to be interviewed concerning the preparation of an investigative consumer report. We will not share your "consumer credit report" information with any MONY affiliate (except MLOA on applications underwritten by MONY), or any nonaffiliated third party for the purpose of establishing your eligibility for insurance without your written consent.

FINALLY . . .
If you have questions about this material or your application which cannot be answered fully by the field professional, agency, plan administrator, or other office through whom you submitted an application, please write to Director of Consumer Affairs, MONY Life Insurance Company, P.O. Box 4830, Syracuse, New York 13221. Be sure to include your full name and address, and your policy or certificate number and any other identifying information (social security no.) available to help us locate your records.